UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       ----------------------------------


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2003

                                  BEL FUSE INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

  New Jersey                     0-11676                      22-1463699
---------------                -----------                ------------------
(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)                 Identification
incorporation)                                              Number)

206 Van Vorst Street, Jersey City, New Jersey                    07302
---------------------------------------------                 ----------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (201) 432-0463

--------------------------------------------------------------------------------
                (Former name or former address, if changed since
                                  last report)

         Item 2.  Acquisition or Disposition of Assets.
                  -------------------------------------

         On March 21, 2003, Bel Fuse Inc., a New Jersey corporation (the "Registrant"), completed its acquisition of the Passive Components Group of Insilco Technologies, Inc. ("Insilco"). Pursuant to a stock and asset purchase agreement, dated as of December 15, 2002, as amended by Amendment No. 1 to such stock and asset purchase agreement, dated as of March 21, 2003 (as so amended, the "Purchase Agreement"), among the Registrant, certain subsidiaries of the Registrant, Insilco and certain of Insilco's subsidiaries, the Registrant and Registrant's subsidiaries acquired substantially all of the assets, subject to certain of the liabilities, of Stewart Connector Systems, Inc., InNet Technologies, Inc. and Signal Transformer Co., Inc., as well as the stock of several of Insilco's foreign subsidiaries. The net purchase price paid by the Registrant amounted to $35 million in cash plus the assumption of certain liabilities. The Registrant funded approximately $10 million of the purchase price by means of a loan made in the ordinary course of business by a banking institution, whose name has been omitted from this Report but furnished by separate correspondence to the SEC, and the remainder of the purchase price from internally generated funds.

         The transactions contemplated by the Purchase Agreement were approved by the United States Bankruptcy Court for the District of Delaware on March 10, 2003 as part of Chapter XI bankruptcy proceedings commenced voluntarily by Insilco and several of its affiliated companies.

         The Registrant intends to continue the use of the assets acquired in the passive components business.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         a. With respect to the acquisition of the Passive Components Group of Insilco Technologies, Inc. by Bel Fuse Inc. and subsidiaries of Bel Fuse Inc., the following financial statements are included herein:

             Passive Components Group Financial Statements:

             (1)  Report of Independent Accountants

             (2) Combined Balance Sheets at November 1, 2002 and December 31, 2001 and 2000

             (3) Combined Statements of Operations for the ten months ended November 1, 2002 and for the years ended December 31, 2001 and 2000

             (4) Combined Statements of Equity and Comprehensive Income (Loss) for the ten months ended November 1, 2002 and for the years ended December 31, 2001 and 2000

             (5) Combined Statements of Cash Flows for the ten months ended November 1, 2002 and for the years ended December 31, 2001 and 2000

             (6) Notes to Combined Financial Statements, November 1, 2002 and December 31, 2001 and 2000

         b. The following unaudited financial statements of the Passive Components Group are included herein:

             (1)  Combined Balanced Sheet at December 31, 2002

             (2) Combined Statement of Operations for the year ended December 31, 2002

             (3) Combined Statement of Cash Flows for the year ended December 31, 2002

             (4)  Notes to Combined Financial Statements, December 31, 2002

         c. The following unaudited pro forma financial statements are included herein:

             (1) Introduction to Unaudited Pro Forma Condensed Combining Financial Statements of Registrant and the Passive Component Group of Insilco Technologies, Inc. as of December 31, 2002 and for the year then ended

             (2) Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2002

             (3) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2002

             (4) Notes to the Unaudited Pro Forma Condensed Combining Financial Statements as of and for the year ended December 31, 2002

         d.  Exhibits:

             2.1 Stock and Asset Purchase Agreement, among Bel Fuse Ltd., Bel Fuse Macau, L.D.A., Bel Connector Inc. and Bel Transformer, Inc. and Insilco Technologies, Inc. and Certain of its Subsidiaries, dated as of December 15, 2002, as amended by Amendment No. 1 to Stock and Asset Purchase Agreement, dated as of March 21, 2003, among Bel Fuse Inc., Bel Fuse Ltd., Bel Fuse Macau, L.D.A., Bel Connector Inc. and Bel Transformer, Inc. and Insilco Technologies, Inc. and Certain of its Subsidiaries are incorporated by reference to Exhibit 10.6 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

             23.1 Consent of Pricewaterhouse Coopers LLP

             99.1 Certification of the Chief Executive Officer pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

             99.2 Certification of the Vice President of Finance pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)
COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholder of Insilco Technologies, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of equity and comprehensive income (loss) and of cash flows present fairly, in all material respects, the combined financial position of the Passive Components Group (the Companies), wholly owned subsidiaries of Insilco Technologies, Inc. (Insilco), at November 1, 2002 and December 31, 2001 and 2000, and the results of their combined operations and their combined cash flows for the ten months ended November 1, 2002 and for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Insilco's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 1, the combined financial statements include certain costs allocated by Insilco that are not necessarily indicative of the amounts that would have been recorded by the Companies on a stand-alone basis.

As explained in Note 12, there is substantial doubt about Insilco's and the Companies' ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



January 14, 2003

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

COMBINED BALANCE SHEETS
AT NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000 (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                    DECEMBER 31,
                                                 NOVEMBER 1,   -------------------
                                                    2002        2001        2000
                                                 -----------   -------     -------
ASSETS
  Cash and cash equivalents                        $10,545     $ 6,445     $ 2,772
  Trade receivables, net                            14,140      14,074      17,738
  Other receivables                                  1,171         398         577
  Inventories, net                                  13,177      14,796      19,061
  Prepaid expenses and other current assets            896         734         872
                                                   -------     -------     -------
    Total current assets                            39,929      36,447      41,020
                                                   -------     -------     -------
Property, plant and equipment, net                  11,992      14,231      16,634
Other assets and deferred charges                    1,400       1,620         913
                                                   -------     -------     -------
      Total assets                                 $53,321     $52,298     $58,567
                                                   =======     =======     =======
LIABILITIES AND EQUITY
Current liabilities
  Current portion of long-term debt                $24,713     $24,780     $    15
  Accounts payable                                   4,352       5,133      10,701
  Accrued expenses and other current liabilities     4,902       3,493       3,917
  Income taxes payable                                 730         333       1,127
                                                   -------     -------     -------
    Total current liabilities                       34,697      33,739      15,760
                                                   -------     -------     -------
Long-term debt, excluding current portion              138         160         169
Other long-term liabilities                             60         805       1,629
                                                   -------     -------     -------
    Total liabilities                               34,895      34,704      17,558
                                                   -------     -------     -------
Commitments and contingencies
Equity
  Insilco Technologies, Inc.
    Net investment and advances                     15,718      13,932      40,545
  Accumulated other comprehensive income             2,708       3,662         464
                                                   -------     -------     -------
    Total equity                                    18,426      17,594      41,009
                                                   -------     -------     -------
      Total liabilities and equity                 $53,321     $52,298     $58,567
                                                   =======     =======     =======


                  The accompanying notes are an integral part
                    of these combined financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

COMBINED STATEMENTS OF OPERATIONS
FOR THE TEN MONTHS ENDED NOVEMBER 1, 2002 AND FOR THE
YEARS ENDED DECEMBER 31, 2001 AND 2000 (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                DECEMBER 31,
                                                          NOVEMBER 1,     ------------------------
                                                             2002            2001           2000
                                                          -----------     ---------      ---------
Net sales                                                  $  60,541      $  78,781      $ 105,113
                                                           ---------      ---------      ---------
Cost of products sold                                         46,708         63,373         71,558
Depreciation and amortization                                  3,635          8,429          4,564
Selling, general and administrative expenses                  13,809         16,924         17,163
Goodwill impairment charge                                        --         35,105             --
Restructuring charge                                           1,744            181             --
Allocated corporate costs, Insilco Technologies, Inc.          1,160          1,980          1,248
                                                           ---------      ---------      ---------
    Operating (loss) income                                   (6,515)       (47,211)        10,580
                                                           ---------      ---------      ---------
Other (expense) income:
Interest expense                                              (1,267)        (1,624)            (8)
Allocated interest expense, Insilco Technologies, Inc.        (2,773)        (7,120)        (4,213)
Interest income                                                  178             45              2
Other income (expense), net                                    1,389         (1,075)        (1,130)
                                                           ---------      ---------      ---------
    Total other (expense) income                              (2,473)        (9,774)        (5,349)
                                                           ---------      ---------      ---------
(Loss) Income from operations before
  income taxes                                                (8,988)       (56,985)         5,231

Income tax expense                                               730             30          2,796
                                                           ---------      ---------      ---------
Net (loss) income                                          $  (9,718)     $ (57,015)     $   2,435
                                                           =========      =========      =========

                  The accompanying notes are an integral part
                    of these combined financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

COMBINED STATEMENTS OF EQUITY AND COMPREHENSIVE INCOME (LOSS)
FOR THE TEN MONTHS ENDED NOVEMBER 1, 2002 AND FOR THE
YEARS ENDED DECEMBER 31, 2001 AND 2000 (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                               INSILCO
                                                           TECHNOLOGIES INC.
                                                                 NET            ACCUMULATED
                                                              INVESTMENT           OTHER
                                                                 AND            COMPREHENSIVE           TOTAL
                                                               ADVANCES         INCOME (LOSS)           EQUITY
                                                           -----------------    -------------          --------
Balances at December 31, 1999                                  $ 40,256            $    584            $ 40,840

  Net income                                                      2,435                  --               2,435
  Foreign currency translation                                       --                (120)               (120)
                                                                                                       --------
  Total comprehensive income                                                                              2,315
  Changes in Insilco Technologies, Inc. net investment
    and advances                                                 (2,146)                 --              (2,146)
                                                               --------            --------            --------
Balances at December 31, 2000                                    40,545                 464              41,009

  Net loss                                                      (57,015)                 --             (57,015)
  Foreign currency translation                                       --               3,198               3,198
                                                                                                       --------
  Total comprehensive loss                                                                              (53,817)
  Changes in Insilco Technologies, Inc. net investment
    and advances                                                 30,402                  --              30,402
                                                               --------            --------            --------
Balances at December 31, 2001                                    13,932               3,662              17,594

  Net loss                                                       (9,718)                 --              (9,718)
  Foreign currency translation                                       --                (954)               (954)
                                                                                                       --------
  Total comprehensive loss                                                                              (10,672)
  Changes in Insilco Technologies, Inc. net investment
    and advances                                                 11,504                  --              11,504
                                                               --------            --------            --------
Balances at November 1, 2002                                   $ 15,718            $  2,708            $ 18,426
                                                               ========            ========            ========


                  The accompanying notes are an integral part
                    of these combined financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

COMBINED STATEMENTS OF CASH FLOWS
FOR THE TEN MONTHS ENDED NOVEMBER 1, 2002 AND FOR THE
YEARS ENDED DECEMBER 31, 2001 AND 2000 (IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                                      DECEMBER 31,
                                                                NOVEMBER 1,     ------------------------
                                                                  2002            2001            2000
                                                               -----------      --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income                                             $ (9,718)       $(57,015)       $  2,435
  Adjustments to reconcile net (loss) income to net cash
    (used in) provided by operating activities:
    Depreciation and amortization                                  3,635           8,429           4,564
    Deferred tax benefit (provision)                                  --            (806)           (255)
    Write-down of fixed assets                                        --           1,138              --
    Goodwill impairment charge                                        --          35,105              --
    Changes in operating assets and liabilities:
      Trade and other receivables                                   (186)          8,713          (2,641)
      Inventories                                                  1,846           8,836          (5,100)
      Prepaid expenses and other current assets                     (178)            214             180
      Accounts payable                                              (799)         (8,738)          4,837
      Other current liabilities and other                         (1,000)           (151)          3,543
                                                                --------        --------        --------
  Net cash (used in) provided by operating activities             (6,400)         (4,275)          7,563
                                                                --------        --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisitions, net of cash acquired                                  --         (44,174)             --
  Capital expenditures and other investing activities             (1,594)         (1,913)         (2,885)
                                                                --------        --------        --------
    Net cash used in investing activities                         (1,594)        (46,087)         (2,885)
                                                                --------        --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt                            --          25,000              --
  Payments on long-term debt                                         (89)           (454)            (14)
  Debt issuance and tender costs                                     (59)           (808)           (794)
  Net change in Insilco Technologies, Inc. net investment
    and advances                                                  11,504          30,402          (2,146)
                                                                --------        --------        --------
    Net cash provided by (used in) financing activities           11,356          54,140          (2,954)
                                                                --------        --------        --------
  Effect of exchange rate changes on cash                            738            (105)            (50)
                                                                --------        --------        --------
  Net increase in cash and cash equivalents                        4,100           3,673           1,674

  Cash and cash equivalents at beginning of period                 6,445           2,772           1,098
                                                                --------        --------        --------
  Cash and cash equivalents at end of period                    $ 10,545        $  6,445        $  2,772
                                                                ========        ========        ========


                  The accompanying notes are an integral part
                    of these combined financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     The combined financial statements reflect the financial position, results of operations and cash flows of the Passive Components Group for the ten months ended November 1, 2002 and the years ended December 31, 2001 and 2000. The Passive Components Group consists of three business units and their subsidiaries (all of which are wholly owned subsidiaries of Insilco Technologies, Inc.) (Insilco or the Parent): Signal Transformer Co., Inc. (Signal); InNet Technologies, Inc. (InNet), which was purchased on January 10, 2001; and Stewart Connector Systems, Inc. (SCS), herein referred to as Passive Components or the Companies. The Companies' operations consist of the manufacturing and sale of telecommunications and electrical component products. Passive Components is not a separate legal entity and since no direct ownership in the Companies as a combined group exists, Insilco's net investment and advances in the Companies is shown in lieu of stockholder's equity in the combined financial statements and includes the accumulation of transactions between the Companies and Insilco described below. All intercompany accounts and transactions amongst the Passive Components Group have been eliminated. Sales to other subsidiaries of Insilco were approximately $45,000 for the ten months ended November 1, 2002 and $20,000 and $41,000 for the years ended December 31, 2001 and 2000, respectively.

     Management believes the assumptions underlying the combined financial statements are reasonable. However, the combined financial position, results of operations and cash flows presented herein may not be the same as would have occurred had the Companies operated as stand-alone entities during the periods presented and may not be indicative of future financial results.

     INTERCOMPANY RELATIONSHIP WITH THE PARENT
     The combined financial statements include allocations of Insilco's corporate overhead, executive management and administrative expenses amounting to $1.2 million for the ten months ended November 1, 2002 and $2.0 million and $1.2 million for the years ended December 31, 2001 and 2000, respectively, which are included in the Allocated corporate costs line in the statement of operations. These allocations include the general administrative expenses of Insilco's corporate office, such as accounting, information technology, human resources, legal, environmental, treasury, and tax. As specific identification of these expenses was not practical, allocations were charged based on a formula factoring in the ratio of the Companies' forecasted annual sales, forecasted assets, and actual number of employees in proportion to Insilco's consolidated numbers for these categories. The resulting ratio was applied to Insilco's forecasted corporate expenses and allocated to the Companies rateably over each year.

     Insilco's management believes that this allocation method is reasonable, however, the allocations do not necessarily represent what the Companies would have incurred on a stand-alone basis. As the Companies were operated in a decentralized manner with their own administrative infrastructure, and the Companies would likely make different decisions regarding administrative initiatives, their overhead expenses as a separate company would be different than that reflected in the combined financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     The Companies' combined financial statements also include allocations of Insilco's interest expense totalling $2.8 million for the ten months ended November 1, 2002 and $7.1 million and $4.2 million for the years ended December 31, 2001 and 2000, respectively, which are included in the Allocated interest expense line in the statement of operations. Interest expense has been allocated generally based on the Companies' net assets in proportion to Insilco's consolidated net assets. The interest rate applied was 10.0% in 2002, 2001 and 2000, which represents an estimated weighted average cost of capital.

     The amounts used to calculate interest expense do not necessarily reflect the level of indebtedness the Companies would incur as a separate entity. Insilco's management believes these are reasonable estimates of the cost of financing the Companies' assets and operations in the past. However, the Companies may not be able to obtain financing at interest rates similar to those used for the interest expense calculation. Accordingly, the Companies' interest expense and financing costs as a separate entity may be different than that reflected in the combined financial statements.

     Insilco uses a centralized approach to cash management and the financing of its operations. The Companies' cash accounts are swept on a daily basis and are netted against the net investment and advances account. As a result, none of Insilco's cash, cash equivalents or debt at the corporate level has been allocated to the Companies in the combined financial statements, other than the $25 million portion of the credit facility drawn specifically to fund the acquisition of InNet in 2001. Cash in the combined financial statements primarily represents amounts held locally by the Companies' operations in their various geographic areas.

     ACQUISITION
     On January 10, 2001, Insilco acquired the outstanding equity interests in InNet, excluding approximately 16% of the outstanding equity interests that Insilco already owned. InNet, now a wholly owned subsidiary of Insilco, is a California-based designer, developer and marketer of a broad range of magnetic interface products for networking, computer and telecommunications original equipment manufacturers. The gross purchase price paid for the remaining equity interests was $44.9 million and was financed with cash and additional borrowings of $25.0 million under the Parent's credit facility. The purchase method of accounting has been used to account for the purchase; accordingly, the results of operations of InNet have been included in the Companies' combined financial statements from January 10, 2001. The purchase price, net of cash acquired and including costs incurred directly related to the transaction, was $44.2 million. The excess of the purchase price over identifiable assets acquired was $37.9 million, which was being amortized on a straight-line basis over 20 years. InNet subsequently evaluated the recoverability of the goodwill and recorded a pretax impairment charge of $35.1 million in 2001. For further discussion, see Note 11, Impairment of Goodwill.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Cash equivalents include time deposits and highly liquid investments with original maturities of three months or less.

     TRADE RECEIVABLES
     Trade receivables are presented net of allowances for doubtful accounts and sales returns of $1.8 million, $1.5 million and $1.2 million at November 1, 2002, December 31, 2001 and 2000, respectively.

     INVENTORIES
     Inventories are valued at the lower of cost or net realizable value. Cost is generally determined using the first-in, first-out cost method.

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment are stated at cost. Depreciation of plant and equipment is calculated on the straight-line method over the assets' estimated useful lives, which is 25 years for new buildings and ranges from 3 to 9 years for machinery and equipment. The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts, with any resulting gain or loss included in net income. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments that extend service lives are capitalized.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that full recoverability is questionable. Factors used in the valuation include, but are not limited to, management's plans for future operations, recent operating results and projected cash flows.

     DEFERRED FINANCING COSTS
     Deferred financing costs are being amortized using the effective interest method over the life of the related debt. Deferred financing costs were $1,134,000, $1,313,000 and $749,000, net of accumulated amortization of approximately $528,000, $289,000 and $45,000 at November 1, 2002 and
     December 31, 2001 and 2000, respectively. Amortization expense was approximately $239,000 for the period ended November 1, 2002, $244,000 in 2001 and $45,000 in 2000.

     REVENUE RECOGNITION
     Revenue from product sales is recognized upon shipment to customers. Provisions for returns and other adjustments are provided for in the same period the related sales are recorded.

     FOREIGN CURRENCY TRANSLATION
     Assets and liabilities of the Companies' foreign subsidiaries are translated at the balance sheet date exchange rates and statement of operations accounts are translated at the average rates prevailing during the period. Adjustments resulting from the translation are recorded as a separate component of equity.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     ENVIRONMENTAL REMEDIATION AND COMPLIANCE
     Environmental remediation and compliance expenditures are expensed or capitalized in accordance with accounting principles generally accepted in the United States of America. Liabilities are recorded when it is probable the obligations have been incurred and the amounts can be reasonably estimated.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     Fair value of cash, accounts receivable, accounts payable and accrued liabilities approximate book value at November 1, 2002, December 31, 2001 and 2000. Due to the situation described in Notes 12 and 13, management is not able to make a fair determination of the fair value of the debt.

     CONCENTRATIONS OF CREDIT RISK
     The Companies are subject to concentration of credit risk relating to cash and equivalents. The Companies maintain cash and cash equivalents with various financial institutions. The Companies monitor the relative credit standing of these financial institutions and other entities and limit the amounts of credit exposure with any one entity. The Companies also monitor the creditworthiness of the entities to which they grant credit terms in the normal course of business.

     The Companies are exposed to market risk for changes in interest rates.

     No customer accounted for more than 10% of the Companies' combined revenues in 2002, 2001 or 2000.

     INCOME TAXES
     Passive Components is not a separate tax paying entity. Passive Components is included in Insilco's combined federal and certain state income tax groups for income tax reporting purposes and is responsible for its proportionate share of income taxes calculated upon its federal taxable income at a current estimate of the annual effective tax rate.

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. Determination of the amount of valuation allowance recognized is based upon an assessment of whether it is more likely than not that all or some portion of the deferred tax assets will not be realized.

     COMPREHENSIVE INCOME (LOSS)
     Comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments and is presented in the combined statements of equity and comprehensive income (loss).

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     ESTIMATES
     In conformity with accounting principles generally accepted in the United States of America, the preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and, therefore, actual results may ultimately differ from those estimates.

     IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Statement No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Statement No. 146 eliminates the definition and requirement for recognition of exit costs in Emerging Issues Task Force (EITF) Issue No. 94-3 where a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002. The Companies believe that the adoption of this statement will not have a significant impact on the results of operations or financial position.

     In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. This interpretation clarifies that a guarantor is required to recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this interpretation are effective for financial statements of annual periods ending after December 15, 2002. The Companies are assessing the impact the adoption of this interpretation will have on the results of operations or financial position.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------
3.   INVENTORIES

     A summary of inventories at November 1, 2002 and December 31, 2001 and 2000 follows (in thousands):

                                                          DECEMBER 31,
                                      NOVEMBER 1,    ---------------------
                                         2002          2001          2000
                                      -----------    -------       -------
      Raw materials and supplies       $ 5,139       $ 5,528       $ 6,221
      Work in process                    2,880         3,317         6,225
      Finished goods                     5,158         5,951         6,615
                                       -------       -------       -------
          Total inventories            $13,177       $14,796       $19,061
                                       =======       =======       =======

4.   PROPERTY, PLANT AND EQUIPMENT

     A summary of property, plant and equipment at November 1, 2002 and December 31, 2001 and 2000 follows (in thousands):

                                                          DECEMBER 31,
                                      NOVEMBER 1,    ---------------------
                                         2002          2001          2000
                                      -----------    -------       -------
      Land                             $    623      $    623      $    623
      Buildings                           4,313         4,067         4,100
      Machinery and equipment            39,088        40,095        37,257
                                       --------      --------      --------
                                         44,024        44,785        41,980
      Less accumulated depreciation     (32,032)      (30,554)      (25,346)
                                       --------      --------      --------
                                       $ 11,992      $ 14,231      $ 16,634
                                       ========      ========      ========

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

5.   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     A summary of accrued expenses and other current liabilities at November 1, 2002 and December 31, 2001 and 2000 follows (in thousands):

                                                                 DECEMBER 31,
                                              NOVEMBER 1,    -------------------
                                                 2002         2001         2000
                                              -----------    ------       ------
               Salaries and wages payable       $1,230       $  970       $1,901
               Pension                             413          213           87
               Insurance                           487          542          504
               Commissions                         431          468          526
               Miscellaneous taxes                  99          188          699
               Restructuring                     1,728           --           --
               Other accrued expenses              514        1,112          200
                                                ------       ------       ------
                                                $4,902       $3,493       $3,917
                                                ======       ======       ======

6.   LONG-TERM DEBT

     On January 10, 2001, Insilco increased its credit facility by $25.0 million to fund the acquisition of InNet. This debt is reflected in the combined balance sheets of the Companies at December 31, 2001 and November 1, 2002. The related interest expense, deferred financing costs, amortization expense and accumulated amortization have also been reflected on the combined balance sheets and combined statements of operations of the Companies.

     The outstanding balance under the credit facility is subject to twenty-three mandatory quarterly payments of $62,500 and two payments of $11,781,250 in each of year six and seven. Interest accrues under the credit facility at floating rates calculated with respect to either the London Interbank Offered Rate (LIBOR) or Bank One's Base Rate, plus an applicable margin. The margin, in turn, fluctuates based on Insilco's debt covenant ratios. LIBOR at November 1, 2002 was 1.66%. At November 1, 2002, the applicable margin for the credit facility was LIBOR plus 4.5%.

     The credit facilities of the Parent are guaranteed by all of Insilco's subsidiaries, including the Companies. In addition, the obligations thereunder are collateralized by substantially all assets of the Companies.

     The credit facility contains certain financial covenants including, but not limited to, covenants related to minimum EBITDA, maximum debt and a limit on annual capital expenditures. The credit facility also contains certain negative covenants typical of credit agreements of this type including, but not limited to, a prohibition on the ability of Insilco and its domestic subsidiaries to incur additional indebtedness in excess of certain agreed upon amounts, and to make investments other than permitted investments, and also restricts Insilco and its subsidiaries from paying any

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     dividends, redeeming, repurchasing or acquiring any Insilco or Insilco Holding Co. shares or paying any principal, premium or interest (in excess of certain agreed upon amounts) on any subordinated obligations.

     As a result of the situation described in Notes 12 and 13, the outstanding debt obligation under the credit facility has been classified as current.

7.   BENEFIT PLANS

     Certain Signal and SCS employees participate in Insilco's defined benefit pension plans. The benefits under these plans are based primarily on employees' years of service and compensation near retirement. The Companies' funding policy is consistent with the funding requirements of federal laws and regulations. The net periodic pension cost allocated to the Companies associated with Insilco's defined benefit pension plans was $164,000 during the ten months ended November 1, 2002, $127,000 during 2001 and $(71,000) during 2000.

     Signal also contributes to a multi-employer plan sponsored by a bargaining unit for its union employees. Signal recognized expenses of $201,000 during the ten months ended November 1, 2002, $295,000 in 2001, and $313,000 in 2000 related to contributions to this multi-employer plan.

     In addition to the defined benefit plans described above, Signal and SCS employees may participate in a qualified defined contribution 401(k) plan sponsored by Insilco, which covers substantially all nonunion employees of the Companies and their subsidiaries, and which covers union employees at one of the Companies' subsidiaries. The Companies match 50% of participants' voluntary contributions up to a maximum of 3% of each participant's eligible compensation, subject to limitations required by government laws or regulations. The Companies' expense related to this plan was approximately $76,000 during the ten months ended November 1, 2002, and $119,000 and $174,000 for the years ended December 31, 2001 and 2000, respectively.

     InNet sponsors a SIMPLE IRA plan for its employees. InNet's contributions to this plan on behalf of its employees were $36,000 during the ten months ended November 1, 2002 and $37,000 for the year ended December 31, 2001.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

8.   INCOME TAXES

     The Passive Components combined financial statements reflect a charge (benefit) for federal, state and foreign income taxes as if Passive Components had been subject to tax on a separate company basis during the periods presented.

     The components of total income tax expense follow (in thousands):

                                                                   DECEMBER 31,
                                              NOVEMBER 1,      ----------------------
                                                 2002           2001           2000
                                              -----------      -------        -------
               Current
                 Federal                        $    --        $    --        $ 1,247
                 State                                3              3             43
                 Foreign                            727            833          1,761
                                                -------        -------        -------
                                                    730            836          3,051
                                                -------        -------        -------
               Deferred
                 Federal                             --           (739)          (322)
                 State                               --            (67)            67
                 Foreign                             --             --             --
                                                -------        -------        -------
                                                     --           (806)          (255)
                                                -------        -------        -------
               Total income tax provision       $   730        $    30        $ 2,796
                                                =======        =======        =======

     Domestic current income tax obligations (benefits) are treated as having been settled through the intercompany account as if Passive Components were filing its income tax returns on a separate company basis. Such amounts were insignificant for the ten months ended November 1, 2002 and the year ended December 31, 2001 and approximately $1,006,000 for the year ended December 31, 2000. Foreign income tax obligations have been paid directly by the foreign subsidiaries.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     The significant components of deferred income tax expense (benefit) follow (in thousands):


                                                                       DECEMBER 31,
                                                     NOVEMBER 1,   ---------------------
                                                        2002         2001         2000
                                                     -----------   --------     --------
               Deferred tax expense (benefit)
                 exclusive of the effects
                 of the following component           $(1,528)     $(8,348)     $  (255)

               Changes in the valuation allowance
                 for deferred tax assets
                 allocated to income tax expense        1,528        7,542           --
                                                      -------      -------      -------
                                                      $    --      $  (806)     $  (255)
                                                      =======      =======      =======

     Pretax income (loss) by domestic and foreign sources follows (in thousands):

                                                                       DECEMBER 31,
                                                     NOVEMBER 1,   ---------------------
                                                        2002         2001         2000
                                                     -----------   --------     --------

               Domestic                               $(13,609)    $(60,108)    $  1,913
               Foreign                                   4,621        3,123        3,318
                                                      --------     --------     --------
                                                      $ (8,988)    $(56,985)    $  5,231
                                                      ========     ========     ========


     Income tax expense differs from the amount computed by applying the Federal statutory rate to pretax income due to the following (in thousands):

                                                                       DECEMBER 31,
                                                     NOVEMBER 1,   ---------------------
                                                        2002         2001         2000
                                                     -----------   --------     --------

               Computed statutory expense             $ (3,146)    $(19,945)    $  1,831
               Goodwill book write off/amortization         --       13,368           --
               State and local taxes                      (332)        (691)          94
               Foreign tax rate differential              (890)        (260)         600
               U.S. possession income                       --           --          265
               Subpart foreign income deemed
                 taxable in the U.S.                     3,545           --           --
               Other                                        25           16            6
               Valuation allowance                       1,528        7,542           --
                                                      --------     --------     --------
                   Income tax expense                 $    730     $     30     $  2,796
                                                      ========     ========     ========

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities follows (in thousands):

                                                                       DECEMBER 31,
                                                     NOVEMBER 1,   --------------------
                                                        2002        2001         2000
                                                     -----------   -------      -------
               Deferred tax assets
                 Net operating loss carryforwards     $ 8,293      $ 7,437      $   104
                 Accrued liabilities-receivables          329          308          205
                 Accrued liabilities-inventory            350          442          351
                 Accrued liabilities-other                898          828          496
                                                      -------      -------      -------
                   Total gross deferred tax asset       9,870        9,015        1,156
                   Less: valuation allowance           (9,093)      (7,565)         (23)
                                                      -------      -------      -------
                   Total gross deferred tax asset
                    after valuation allowance             777        1,450        1,133
               Deferred tax liabilities
                 Plant and equipment                     (777)      (1,450)      (1,894)
                                                      -------      -------      -------
               Net deferred tax (liability)           $    --      $    --      $  (761)
                                                      =======      =======      =======



     Deferred taxes were not provided on cumulative unremitted earnings of $8,961,000 and $9,238,000 at December 31, 2001 and 2000, respectively, for certain subsidiaries outside the United States because it was expected that the earnings would be permanently reinvested and determination was not practical. In 2002, current taxes were provided on the earnings of those foreign subsidiaries because it is expected that the earnings will not be permanently reinvested due to financial obligations of Insilco.

     At November 1, 2002, the Companies had net operating loss carryforwards for Federal tax purposes of $20.9 million, which will begin to expire in 2022.

     Insilco and its domestic subsidiaries file a consolidated U.S. federal income tax return.

9.   RESTRUCTURING AND PLANT CLOSING COSTS

     During the ten months ended November 1, 2002 and the year ended December 31, 2001, the Companies recorded $1,744,000 and $181,000, respectively, of restructuring and plant closing costs relating to the closure of facilities in New York and the Dominican Republic and a sales office located in Japan. These closings were under taken to reduce operating costs. During 2001, the Companies paid approximately $181,000 related to these restructuring charges. There were no charges during 2000.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     All of these costs have been reflected in the Restructuring charge line item on the combined statements of operations.

     As of November 1, 2002, the Companies had an accrual of $1,728,000 relating to these restructuring charges, which is included in accrued expenses on the balance sheet. A summary of this accrual is as follows (in thousands):

                                                        AS OF                                         AS OF
                                                     DECEMBER 31,    RESTRUCTURING       CASH      NOVEMBER 1,
                                                         2001            CHARGE         OUTLAYS       2002
                                                     ------------    -------------      -------    -----------
               Restructuring charges:
                 Employee separations                   $   --          $1,037          $   --        $1,037
                 Other exit costs                           --              16             (16)           --
                 Remaining noncancelable
                   lease costs                              --             691              --           691
                                                        ------          ------          -------       ------
                   Total restructuring charge           $   --          $1,744          $  (16)       $1,728
                                                        ======          ======          ======        ======



     The headcount reduction from these activities was approximately 73 employees.

10.  COMMITMENTS AND CONTINGENCIES

     Rental expense for operating leases totaled $1.2 million, $2.0 million, and $824,000 for the ten months ended November 1, 2002 and the years ended December 31, 2001 and 2000, respectively. These leases primarily relate to production facilities.

     Future minimum lease payments under contractually noncancelable operating leases (with initial lease terms in excess of one year) for years subsequent to November 1, 2002 are as follows (in thousands):

                2003                            $ 1,050
                2004                                504
                2005                                258
                2006                                207
                2007                                 30
                Thereafter                            -

     The Companies are subject to various claims and legal actions arising in the ordinary course of business. The Companies accrue for amounts related to legal matters if it is probable that a liability has been incurred and an amount is reasonably estimable. No amounts were accrued related to legal matters at November 1, 2002, December 31, 2001 or 2000.

     The Companies' operations are subject to extensive federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     into the environment. The Companies have a program for monitoring its compliance with applicable environmental regulations, the interpretation of which often is subjective. The Companies have taken significant measures to
     (1) address emissions, discharges and waste generation and disposal, (2) improve management practices and operations in response to legal requirements, and (3) internally review compliance with applicable environmental regulations and approved practices. In order to achieve these goals, the Companies have instituted several programs including (1) raw material and process substitution, recycling and material management, (2) periodic review of hazardous waste storage and disposal practices, and (3) review of compliance and financial status and management practices of our offsite third-party waste management firms.

     In the opinion of management, the ultimate disposition of the matters discussed above will not have a material adverse effect on the Companies' combined financial position, results of operations or liquidity.

11.  IMPAIRMENT OF GOODWILL

     During the first half of 2001, the Companies experienced a significant decrease in the rate of growth due to a dramatic decline in capital spending in the telecommunications industry. During the second quarter of 2001, major customers further reduced their order forecasts and canceled orders already placed. Management believed that the growth prospects for these business segments were significantly less than previously expected and those of historical periods.

     The Companies review the value of their long-lived assets when events or changes in circumstances occur that indicate the carrying value of the asset may be impaired. As a result of the business conditions noted above, Insilco concluded such a review was required for its recent acquisition of InNet, acquired in January 2001, and the related goodwill. The review was completed in a series of tests. The first test included the following steps: (1) management estimated the undiscounted future cash flows of the asset based on estimated growth levels; (2) management estimated the terminal value of the asset based on an appropriate multiple of EBITDA; and
     (3) management compared the sum of the future cash flows and terminal value to the carrying value of long lived assets to determine if an impairment has occurred. If an impairment had occurred, management performed a second test as follows: (1) management discounted the future cash flows and terminal value, using EBITDA as a proxy for cash flow, to a present value using an appropriate discount rate; and (2) management compared the discounted net present value to the carrying value of long lived assets to determine the amount of the impairment.

     As a result of this review, management determined that the goodwill related to the acquisition of InNet was impaired and, in accordance with Insilco's policy it was necessary to write down the goodwill. Thus in 2001, InNet recorded a pretax impairment charge of $35.1 million.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

12.  GOING CONCERN MATTERS

     On February 15, 2002, the Parent failed to make a required interest payment on its 12% Senior Subordinated Notes Due 2007 (the 12% Notes). The 30-day grace period for such payment expired on March 18, 2002, resulting in an event of default under the indenture governing the 12% Notes, as well as a cross-default under the Parent's Senior Secured Credit facility (the Amended Credit Agreement). Further, on March 31, 2002, the Parent failed to meet the EBITDA covenant under its Amended Credit Agreement and was in default on its Amended Credit Agreement and its 12% Notes. Subsequently, the Parent did not make the $7.2 million August 15, 2002 required interest payment on its 12% Notes and did not meet the EBITDA covenants under its Amended Credit Agreement for June 30 and September 30, 2002. At September 30, 2002, the Parent continued to operate under these defaults and, therefore, has classified as current, its debt obligations under the Amended Credit Agreement, the 12% Notes and the 14% Senior Discount Notes Due 2008 (the 14% Notes).

     On May 3, 2002, the Parent and the lenders under the Amended Credit Agreement (the Lenders) entered into a forbearance agreement (Forbearance Agreement). Under the Forbearance Agreement, the Lenders agreed that, absent a further default, they would not (a) accelerate the maturity of the debt under the Amended Credit Agreement, (b) take enforcement action against any collateral, including effecting any rights of setoff, or (c) commence any legal action to enforce rights or remedies pursuant to the terms of the Amended Credit Agreement, for the period from May 3, 2002 until July 10, 2002 (the Forbearance Period). This agreement was subsequently amended to extend the Forbearance Period through November 4, 2002. The purpose of the Forbearance Period was to allow the Parent time to evaluate and pursue strategic alternatives, such as a sale of all or some of the business, a Chapter 11 bankruptcy filing, or other remedies appropriate for the circumstances. To that end, the Parent engaged in active discussions with potential purchasers of substantially all of the assets of its three business segments, including the Passive Components Group, which the Parent anticipates will result in multiple sales of these business segments through Chapter 11 bankruptcy proceedings.

     The Parent's recent losses and highly leveraged position raise substantial doubt about the Parent's and the Companies' ability to continue as a going concern. The combined financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Parent and the Companies become unable to continue as a going concern.

13.  SUBSEQUENT EVENT

     On December 16, 2002, Insilco Holding Co., the parent company of Insilco, Insilco and several of Insilco's subsidiaries, including the Companies, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. The debtors continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Code.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
NOVEMBER 1, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

     In addition, Insilco Holding Co. completed its review of strategic alternatives for addressing its capital structure issues and its primary operating subsidiary, Insilco, has entered into definitive agreements to sell substantially all of the assets of its three business segments, including the Passive Components Group, for which the Parent and certain of its subsidiaries have agreed to sell to Bel Fuse Ltd. for approximately $35 million.

     None of Insilco's operations located outside of the United States were included in the Chapter 11 filings, though the shares of certain foreign subsidiaries and certain foreign assets will be included in the sale transactions. The Chapter 11 filings allow the sale of the assets of the domestic entities to be free and clear from certain liabilities that the prospective purchasers do not wish to assume.

     On January 14, 2003, the Parent notified the Pension Benefit Guaranty Corporation (PBGC) that a reportable event occurred in regards to the defined benefit pension plan due to the Chapter 11 filing. The Parent intends to terminate the plan as the potential buyers of the various businesses will not sponsor the existing plan. The plan was in an under-funded position of approximately $17 million, on a termination basis, as of December 31, 2002. Management expects the PBGC to take over as trustee of the plan and that the PBGC will make all future benefit payments to the covered employees after such time.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

COMBINED BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 2002 (IN THOUSANDS)
--------------------------------------------------------------------------

                                                            December 31,
                                                                2002
                                                          ----------------
                                                             (Unaudited)
ASSETS
Current Assets
   Cash and cash equivalants                               $    10,849
   Trade receivables, net                                       13,181
   Other Receivables                                             1,544
   Inventories, net                                             12,326
   Prepaid expenses and other current assets                       793
                                                          ----------------

   Total current assets                                         38,693
                                                          ----------------

   Property, plant and equipment, net                           11,384
   Other assets and deferred charges                               262
                                                          ----------------

      Total Assets                                        $     50,339
                                                          ================

LIABILITIES AND EQUITY
Current liabilities
   Current portion of long term debt                      $     24,711
   Accounts payable                                              2,522
   Prepetition liability                                         2,467
   Accrued expenses and other accrued liabilities                4,602
   Income taxes payable                                            730
                                                          ----------------

   Total current liabilities                                    35,032
                                                          ----------------

Long term debt, excluding current portion                          137

Other long term liabilities                                         --
                                                          ----------------

   Total liabilities                                            35,169
                                                          ----------------

Comitments and contingencies
   Equity
   Insilco Technologies, Inc
      Net investment and advances                               13,969
   Accumulated other comprehensive income                        1,201
                                                          ----------------

   Total equity                                                 15,170
                                                          ----------------

   Total liabilities and equity                           $     50,339
                                                          ================

                  See notes to unaudited financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002 (IN THOUSANDS)
----------------------------------------------------------------------------

                                                            December 31,
                                                                2002
                                                          ----------------
                                                             (Unaudited)

        NET SALES                                               71,561

        COST OF PRODUCTS SOLD                                   54,263
        DEPRECIATION AND AMORTIZATION                            4,471
        SELLING. GENERAL AND ADMINISTRATIVE EXP                 16,894
        GOODWILL IMPAIRMENT CHARGES                                 --
        RESTRUCTURING CHARGE                                     1,744
        ALLOCATED CORPORATE COSTS                                1,391
                                                          ----------------

        OPERATING (LOSS) INCOME                                 (7,202)
                                                          ----------------

        OTHER INCOME (EXPENSE)
               INTEREST EXPENSE                                 (1,522)
               ALLOCATED CAPITAL COSTS                          (3,270)
               INTEREST INCOME                                     210
               OTHER INCOME(EXPENSE), NET                         (619)
                                                          ----------------

        TOTAL OTHER INCOME (EXPENSE)                            (5,201)
                                                          ----------------

        LOSS (INCOME)FROM OPERATIONS BEFORE INCOME TAX         (12,403)

        INCOME TAX EXPENSE                                         730
                                                          ----------------

        NET (LOSS) INCOME                                 $    (13,133)
                                                          ================

                  See notes to unaudited financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)


COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

                                                           December 31,
                                                                2002
                                                          ----------------
                                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss) income                                         (13,133)
     Adjustments to reconcile net (loss) income to net
      cash (used in) provided for by operating activies:
           Depreciation and amortization                         4,471
           Changes in operating assets and liabilities:
               Trade and other receivables                         893
               Inventories                                       2,470
               Prepaid expenses and other current assets           (59)
               Accounts payable                                 (2,611)
               Other current liabilities and other                 291
                                                          -----------------

           Net cash provided by operating activties             (7,678)
                                                          -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures and other investing activities        (1,783)
                                                          -----------------

           Net cash used in investing activities                (1,783)
                                                          -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on long-term debt                                    (90)
     Debt issuance and tender cost                                 (59)
     Net changes to Insilco Technologies, Inc. net
       investment and advances                                  10,697
                                                          -----------------

     Net cash provided by(used in) financing activities         10,548
                                                          -----------------

     Effect of exchange rates on cash                              850
                                                          -----------------

     Net increase in cash and equivalents                        1,937

     Cash and equivalents at beginning of period                 6,445
                                                          -----------------
     Cash and equivalents at end of period                $      8,382
                                                          =================


                  See notes to unaudited financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

1.       BASIS OF PRESENTATION

         The combined financial statements reflect the financial position, results of operations and cash flows of the Passive Components Group for the year ended December 31, 2002. The Passive Components Group consists of three business units and their subsidiaries (all of which are wholly owned subsidiaries of Insilco Technologies, Inc.) (Insilco or the Parent): Signal Transformer Co., Inc. (Signal); InNet Technologies, Inc. (InNet), which was purchased on January 10, 2001; and Stewart Connector Systems, Inc. (SCS), herein referred to as Passive Components or the Companies. The Companies' operations consist of the manufacturing and sale of telecommunications and electrical component products. Passive Components is not a separate legal entity and since no direct ownership in the Companies as a combined group exists, Insilco's net investment and advances in the Companies is shown in lieu of stockholder's equity in the combined financial statements and includes the accumulation of transactions between the Companies and Insilco described below. All intercompany accounts and transactions amongst the Passive Components Group have been eliminated. Sales to other subsidiaries of Insilco were approximately $28,000 for the year ended December 31, 2002.

         Management believes the assumptions underlying the combined financial statements are reasonable. However, the combined financial position, results of operations and cash flows presented herein may not be the same as would have occurred had the Companies operated as stand-alone entities during the period presented and may not be indicative of future financial results.

         INTERCOMPANY RELATIONSHIP WITH THE PARENT
         The combined financial statements include allocations of Insilco's corporate overhead, executive management and administrative expenses amounting to $1.4 million for the year ended December 31, 2002,, which are included in the Allocated corporate costs line in the statement of operations. These allocations include the general administrative expenses of Insilco's corporate office, such as accounting, information technology, human resources, legal, environmental, treasury, and tax. As specific identification of these expenses was not practical, allocations were charged based on a formula factoring in the ratio of the Companies' forecasted annual sales, forecasted assets, and actual number of employees in proportion to Insilco's consolidated numbers for these categories. The resulting ratio was applied to Insilco's forecasted corporate expenses and allocated to the Companies rateably for the year.

         Insilco's management believes that this allocation method is reasonable, however, the allocations do not necessarily represent what the Companies would have incurred on a stand-alone basis. As the Companies were operated in a decentralized manner with their own administrative infrastructure, and the Companies would likely make different decisions regarding administrative initiatives, their overhead expenses as a separate company would be different than that reflected in the combined financial statements.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

The Companies' combined financial statements also include allocations of Insilco's interest expense totaling $3.3 million for the year ended December 31, 2002, which are included in the Allocated interest expense line in the statement of operations. Interest expense has been allocated generally based on the Companies' net assets in proportion to Insilco's consolidated net assets. The interest rate applied was 10.0%, which represents an estimated weighted average cost of capital.

The amounts used to calculate interest expense do not necessarily reflect the level of indebtedness the Companies would incur as a separate entity. Insilco's management believes these are reasonable estimates of the cost of financing the Companies' assets and operations in the past. However, the Companies may not be able to obtain financing at interest rates similar to those used for the interest expense calculation. Accordingly, the Companies' interest expense and financing costs as a separate entity may be different than that reflected in the combined financial statements.

Insilco uses a centralized approach to cash management and the financing of its operations. The Companies' cash accounts are swept on a daily basis and are netted against the net investment and advances account. As a result, none of Insilco's cash, cash equivalents or debt at the corporate level has been allocated to the Companies in the combined financial statements, other than the $25 million portion of the credit facility drawn specifically to fund the acquisition of InNet in 2001. Cash in the combined financial statements primarily represents amounts held locally by the Companies' operations in their various geographic areas.

ACQUISITION
On January 10, 2001, Insilco acquired the outstanding equity interests in InNet, excluding approximately 16% of the outstanding equity interests that Insilco already owned. InNet, now a wholly owned subsidiary of Insilco, is a California-based designer, developer and marketer of a broad range of magnetic interface products for networking, computer and telecommunications original equipment manufacturers. The gross purchase price paid for the remaining equity interests was $44.9 million and was financed with cash and additional borrowings of $25.0 million under the Parent's credit facility. The purchase method of accounting has been used to account for the purchase; accordingly, the results of operations of InNet have been included in the Companies' combined financial statements from January 10, 2001. The purchase price, net of cash acquired and including costs incurred directly related to the transaction, was $44.2 million. The excess of the purchase price over identifiable assets acquired was $37.9 million, which was being amortized on a straight-line basis over 20 years. InNet subsequently evaluated the recoverability of the goodwill and recorded a pretax impairment charge of $35.l million in 2001. For further discussion, see Note 11, Impairment of Goodwill.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH EQUIVALENTS
         Cash equivalents include time deposits and highly liquid investments with original maturities of three months or less.

         TRADE RECEIVABLES
         Trade receivables are presented net of allowances for doubtful accounts and sales returns of $1.7 million at December 31, 2002.

         INVENTORIES
         Inventories are valued at the lower of cost or net realizable value. Cost is generally determined using the first-in, first-out cost method.

         PROPERTY, PLANT AND EQUIPMENT
         Property, plant and equipment are stated at cost. Depreciation of plant and equipment is calculated on the straight-line method over the assets estimated useful lives, which is 25 years for new buildings and ranges from 3 to 9 years for machinery and equipment. The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts, with any resulting gain or loss included in net income. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments that extend service lives are capitalized.

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that full recoverability is questionable. Factors used in the valuation include, but are not limited to, management's plans for future operations, recent operating results and projected cash flows.

         DEFERRED FINANCING COSTS
         Deferred financing costs are being amortized using the effective interest method over the life of the related debt. Amortization expense was approximately $1,373,000 for 2002 which includes a $1,098,000 write off of the remaining balance during December 2002.

         REVENUE RECOGNITION
         Revenue from product sales is recognized upon shipment to customers. Provisions for returns and other adjustments are provided for in the same period the related sales are recorded.

         FOREIGN CURRENCY TRANSLATION
         Assets and liabilities of the Companies' foreign subsidiaries are translated at the balance sheet date exchange rates and statement of operations accounts are translated at the average rates prevailing during the period. Adjustments resulting from the translation are recorded as a separate component of equity.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

         ENVIRONMENTAL REMEDIATION AND COMPLIANCE
         Environmental remediation and compliance expenditures are expensed or capitalized in accordance with accounting principles generally accepted in the United States of America. Liabilities are recorded when it is probable the obligations have been incurred and the amounts can be reasonably estimated.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         Fair value of cash, accounts receivable, accounts payable and accrued liabilities approximate book value at December 31, 2002. Due to the situation described in Notes 12 and 13, management is not able to make a fair determination of the fair value of the debt.

         CONCENTRATIONS OF CREDIT RISK
         The Companies are subject to concentration of credit risk relating to cash and equivalents. The Companies maintain cash and cash equivalents with various financial institutions. The Companies monitor the relative credit standing of these financial institutions and other entities and limit the amounts of credit exposure with any one entity. The Companies also monitor the creditworthiness of the entities to which they grant credit terms in the normal course of business.

         The Companies are exposed to market risk for changes in interest rates.

         No customer accounted for more than 10% of the Companies' combined revenues in 2002.

         INCOME TAXES
         Passive Components is not a separate tax paying entity. Passive Components is included in Insilco's combined federal and certain state income tax groups for income tax reporting purposes and is responsible for its proportionate share of income taxes calculated upon its federal taxable income at a current estimate of the annual effective tax rate.

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based upon differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. Determination of the amount of valuation allowance recognized is based upon an assessment of whether it is more likely than not that all or some portion of the deferred tax assets will not be realized.

         COMPREHENSIVE INCOME (LOSS)
         Comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments and is presented in the combined statements of equity and comprehensive income (loss).

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

         ESTIMATES
         In conformity with accounting principles generally accepted in the United States of America, the preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and, therefore, actual results may ultimately differ from those estimates.

         IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
         In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Statement No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Statement No. 146 eliminates the definition and requirement for recognition of exit costs in Emerging Issues Task Force (EITF) Issue No. 94-3 where a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002. The Companies believe that the adoption of this statement will not have a significant impact on the results of operations or financial position.

         In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FA SB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. This interpretation clarifies that a guarantor is required to recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this interpretation are effective for financial statements of annual periods ending after December 15, 2002. The Companies are assessing the impact the adoption of this interpretation will have on the results of operations or financial position.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

3.       INVENTORIES

         A summary of inventories at December 31, 2002 follows (in thousands):

                                        December 31,
                                      -----------------
                                            2002
                                      -----------------

         Raw material and supplies      $    4,609
         Work in process                     2,378
         Finished goods                      5,339
                                      -----------------

               Total inventories =      $   12,326
                                      =================


4.       PROPERTY, PLANT AND EQUIPMENT

         A summary of property, plant and equipment December 31, 2002 follows (in thousands):

                                        December 31,
                                      -----------------
                                            2002
                                      -----------------

         Land                           $      623
         Buildings                           4,359
         Machinery and equipment            39,231
                                      -----------------
                                            44,213
         Less accumulated
          depreciation                     (32,829)
                                      -----------------
                                        $   11,384
                                      =================

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

5.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

         A summary of accrued expenses and other current liabilities at December 31, 2002 follows (in thousands):

                                        December 31,
                                      -----------------
                                            2002
                                      -----------------

         Salaries and wages payable     $       787
         Pension                                473
         Insurance                              418
         Commissions                            427
         Miscellaneous taxes                     93
         Restructuring                        1,728
         Other accrued expenses                 676
                                      -----------------
                                        $     4,602
                                      =================

6.       LONG-TERM DEBT

         On January 10, 2001, Insilco increased its credit facility by $25.0 million to fund the acquisition of InNet. This debt is reflected in the combined balance sheet of the Companies at December 31, 2002. The related interest expense, deferred financing costs, amortization expense and accumulated amortization have also been reflected on the combined balance sheets and combined statements of operations of the Companies.

         The outstanding balance under the credit facility is subject to twenty-three mandatory quarterly payments of $62,500 and two payments of $l1,781,250 in each of year six and seven. Interest accrues under the credit facility at floating rates calculated with respect to either the London Interbank Offered Rate (LIBOR) or Bank One's Base Rate, plus an applicable margin. The margin, in turn, fluctuates based on Insilco's debt covenant ratios. LIBOR at December 31, 2002 was 1.45%. At December 31, 2002, the applicable margin for the credit facility was LJBOR plus 4.5%.

         The credit facilities of the Parent are guaranteed by all of Insilco's subsidiaries, including the Companies. In addition, the obligations thereunder are collateralized by substantially all assets of the Companies.

         The credit facility contains certain financial covenants including, but not limited to, covenants related to minimum EBITDA, maximum debt and a limit on annual capital expenditures. The credit facility also contains certain negative covenants typical of credit agreements of this type including, but not limited to, a prohibition on the ability of Insilco and its domestic subsidiaries to incur additional indebtedness in excess of certain agreed upon amounts, and to make investments other than permitted investments, and also restricts Insilco and its subsidiaries from paying any

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

         dividends, redeeming, repurchasing or acquiring any Insilco or Insilco Holding Co. shares or paying any principal, premium or interest (in excess of certain agreed upon amounts) on any subordinated obligations.

         As a result of the situation described in Notes 12 and 13, the outstanding debt obligation under the credit facility has been classified as current.

7.       BENEFIT PLANS

         Certain Signal and SCS employees participate in Insilco's defined benefit pension plans. The benefits under these plans are based primarily on employees' years of service and compensation near retirement. The Companies' funding policy is consistent with the funding requirements of federal laws and regulations. The net periodic pension cost allocated to the Companies associated with Insilco's defined benefit pension plans was $213,000 during 2002.

         Signal also contributes to a multi-employer plan sponsored by a bargaining unit for its union employees. Signal recognized expenses of $249,000 in 2002 related to contributions to this multi-employer plan.

         In addition to the defined benefit plans described above, Signal and SCS employees may participate in a qualified defined contribution 401(k) plan sponsored by lnsilco, which covers substantially all nonunion employees of the Companies and their subsidiaries, and which covers union employees at one of the Companies' subsidiaries. The Companies match 50% of participants' voluntary contributions up to a maximum of 3% of each participant's eligible compensation, subject to limitations required by government laws or regulations. The Companies' expense related to this plan was approximately $79,000 for the year ended December 31, 2002.

         InNet sponsors a SIMPLE IRA plan for its employees. InNet's contributions to this plan on behalf of its employees were $42,000 for the year ended December 31, 2002.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

8.       INCOME TAXES

         The Passive Components combined financial statements reflect a charge (benefit) for federal, state and foreign income taxes as if Passive Components had been subject to tax on a separate company basis during the periods presented.

         The components of total income tax expense follow (in thousands):

                                              December 31,
                                                  2002
                                            -----------------

         Current
               Federal                               --
               State                                  3
               Foreign                              727
                                            -----------------

                                                    730
                                            -----------------

         Deferred
               Federal                               --
               State                                 --
               Foreign                               --
                                            -----------------
                                                     --
                                            -----------------

                    Total income tax
                     provision                $     730
                                            =================


         Domestic current income tax obligations (benefits) are treated as having been settled through the intercompany account as if Passive Components were filing its income tax returns on a separate company basis. Such amounts were insignificant for the year ended December 31, 2002. Foreign income tax obligations have been paid directly by the foreign subsidiaries.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

         The significant components of deferred income tax expense (benefit) follow (in thousands):

                                                            December 31,
                                                                2002
                                                          -----------------

         Deferred tax expense (benefit)
             exclusive of the effects of
             the following component                            (2,725)
         Changes in the valuation allowance
             for deferred tax assets
             allocated to income tax expense                     2,725
                                                          -----------------
                                                            $       --
                                                          =================

         Pretax income (loss) by domestic and foreign sources follows (in thousands):

                                       December 31,
                                           2002
                                    ------------------


         Domestic                        (16,668)
         Foreign                           4,265
                                    ------------------

                                       $ (12,403)
                                    ==================

         Income tax expense differs from the amount computed by applying the Federal statutory rate to pretax income due to the following (in thousands):

                                                             December 31,
                                                                 2002
                                                          ------------------

         Computed statutory expense                          $   (4,343)
         Goodwill book write off/amortization                        --
         State and local taxes                                     (332)
         Foreign tax rate differential                             (890)
         U.S. possession income                                      --
         Subpart foreign income deemed taxable in the U.S.        3,545
         Other                                                       25
         Valuation allowance                                      2,725
                                                          ------------------
                      Income tax expense                     $      730
                                                          ==================

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

         The tax effects of temporary differences that gives rise to significant portions of deferred tax assets and deferred tax liabilities are offset by valuation allowances resulting in no net deferred tax assets or liabilities.

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities follows (in thousands):

         In 2002, current taxes were provided on the earnings of foreign subsidiaries because it is expected that the earnings will not be permanently reinvested due to financial obligations of Insilco.

         At December 31, 2002, the Companies had net operating loss carryforwards for Federal tax purposes of $20.9 million, which will begin to expire in 2022.

         Insilco and its domestic subsidiaries file a consolidated U.S. federal income tax return.

9.       RESTRUCTURING AND PLANT CLOSING COSTS

         During the years ended December 31, 2002, the Companies recorded $1,744,000 of restructuring and plant closing costs relating to the closure of facilities in New York and the Dominican Republic and a sales office located in Japan. These closings were under taken to reduce operating costs.

         All of these costs have been reflected in the Restructuring charge line item on the combined statements of operations.

         As of December 31, 2002, the Companies had an accrual of $l,728,000 relating to these restructuring charges, which is included in accrued expenses on the balance sheet. A summary of this accrual is as follows (in thousands):

                                         As of                                                      As of
                                      December 31,       Restructuring           Cash           December 31,
                                          2001               Charge             Outlays             2002
                                    -----------------   -----------------  -----------------  ------------------
Restructuring charges:
    Employee separations              $        --         $      1,037       $        --        $     1,037
    Other exit costs                           --                   16               (16)                --
    Remaining noncancelable
     lease costs                               --                  691                --                691
                                    -----------------   -----------------  -----------------  ------------------

         Total restructuring charge   $        --         $      1,744       $       (16)       $     1,728
                                    =================   =================  =================  ==================

         The headcount reduction from these activities was approximately 73 employees.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

10.      COMMITMENTS AND CONTINGENCIES

         Rental expense for operating leases totaled $l.4 million, for the year ended December 31, 2002. These leases primarily relate to production facilities.

         Future minimum lease payments under contractually noncancelable operating leases (with initial lease terms in excess of one year) for years subsequent to December 31, 2002 are as follows (in thousands):

                                    2003        $1,050
                                    2004           540
                                    2005           269
                                    2006           177
                                    2007            --
                              Thereafter            --

         The Companies are subject to various claims and legal actions arising in the ordinary course of business. The Companies accrue for amounts related to legal matters if it is probable that a liability has been incurred and an amount is reasonably estimable. No amounts were accrued related to legal matters at December 31, 2002.

         The Companies' operations are subject to extensive federal, state and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment. The Companies have a program for monitoring its compliance with applicable environmental regulations, the interpretation of which often is subjective. The Companies have taken significant measures to
         (1) address emissions, discharges and waste generation and disposal,
         (2) improve management practices and operations in response to legal requirements, and (3) internally review compliance with applicable environmental regulations and approved practices. In order to achieve these goals, the Companies have instituted several programs including
         (1) raw material and process substitution, recycling and material management, (2) periodic review of hazardous waste storage and disposal practices, and (3) review of compliance and financial status and management practices of our offsite third-party waste management firms.

         In the opinion of management, the ultimate disposition of the matters discussed above will not have a material adverse effect on the Companies' combined financial position, results of operations or liquidity.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

11.      IMPAIRMENT OF GOODWILL

         During the first half of 2001, the Companies experienced a significant decrease in the rate of growth due to a dramatic decline in capital spending in the telecommunications industry. During the second quarter of 2001, major customers further reduced their order forecasts and canceled orders already placed. Management believed that the growth prospects for these business segments were significantly less than previously expected and those of historical periods.

         The Companies review the value of their long-lived assets when events or changes in circumstances occur that indicate the carrying value of the asset may be impaired. As a result of the business conditions noted above, Insilco concluded such a review was required for its recent acquisition of InNet, acquired in January 2001, and the related goodwill. The review was completed in a series of tests. The first test included the following steps: (1) management estimated the undiscounted future cash flows of the asset based on estimated growth levels; (2) management estimated the terminal value of the asset based on an appropriate multiple of EBITDA; and (3) management compared the sum of the future cash flows and terminal value to the carrying value of long lived assets to determine if an impairment has occurred. If an impairment had occurred, management performed a second test as follows:
         (1) management discounted the future cash flows and terminal value, using EBITDA as a proxy for cash flow, to a present value using an appropriate discount rate; and (2) management compared the discounted net present value to the carrying value of long lived assets to determine the amount of the impairment.

         As a result of this review, management determined that the goodwill related to the acquisition of InNet was impaired and, in accordance with Insilco's policy it was necessary to write down the goodwill. Thus in 2001, InNet recorded a pretax impairment charge of $35.1 million.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF INSILCO TECHNOLOGIES, INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 (Unaudited)

12.      GOING CONCERN MATTERS

         On February 15, 2002, the Parent failed to make a required interest payment on its 12% Senior Subordinated Notes Due 2007 (the 12% Notes). The 30-day grace period for such payment expired on March 18, 2002, resulting in an event of default under the indenture governing the 12% Notes, as well as a cross-default under the Parent's Senior Secured Credit facility (the Amended Credit Agreement). Further, on March 31, 2002, the Parent failed to meet the EBITDA covenant under its Amended Credit Agreement and was in default on its Amended Credit Agreement and its 12% Notes. Subsequently, the Parent did not make the $7.2 million August 15, 2002 required interest payment on its 12% Notes and did not meet the EBITDA covenants under its Amended Credit Agreement for June 30 and September 30, 2002. At September 30, 2002, the Parent continued to operate under these defaults and, therefore, has classified as current, its debt obligations under the Amended Credit Agreement, the 12% Notes and the 14% Senior Discount Notes Due 2008 (the 14% Notes).

         On May 3, 2002, the Parent and the lenders under the Amended Credit Agreement (the Lenders) entered into a forbearance agreement (Forbearance Agreement). Under the Forbearance Agreement, the Lenders agreed that, absent a further default, they would not (a) accelerate the maturity of the debt under the Amended Credit Agreement, (b) take enforcement action against any collateral, including effecting any rights of setoff, or (c) commence any legal action to enforce rights or remedies pursuant to the terms of the Amended Credit Agreement, for the period from May 3, 2002 until July 10, 2002 (the Forbearance Period). This agreement was subsequently amended to extend the Forbearance Period through November 4, 2002. The purpose of the Forbearance Period was to allow the Parent time to evaluate and pursue strategic alternatives, such as a sale of all or some of the business, a Chapter 11 bankruptcy filing, or other remedies appropriate for the circumstances. To that end, the Parent engaged in active discussions with potential purchasers of substantially all of the assets of its three business segments, including the Passive Components Group, which the Parent anticipates will result in multiple sales of these business segments through Chapter 11 bankruptcy proceedings.

         The Parent's recent losses and highly leveraged position raise substantial doubt about the Parent's and the Companies' ability to continue as a going concern. The combined financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Parent and the Companies become unable to continue as a going concern.

13.      SUBSEQUENT EVENT

         On December 16, 2002, Insilco Holding Co., the parent company of Insilco, Insilco and several of Insilco's subsidiaries, including the Companies, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. The debtors continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Code.

PASSIVE COMPONENTS GROUP
(WHOLLY OWNED SUBSIDIARIES OF LNSILCO TECHNOLOGIES, INC.)

 NOTES TO COMBINED FINANCIAL STATEMENTS
 DECEMBER 31, 2002 (Unaudited)

         In addition, Insilco Holding Co. completed its review of strategic alternatives for addressing its capital structure issues and its primary operating subsidiary, Insilco, has entered into definitive agreements to sell substantially all of the assets of its three business segments, including the Passive Components Group, for which the Parent and certain of its subsidiaries have agreed to sell to Bel Fuse Ltd. for approximately $35 million.

         None of Insilco's operations located outside of the United States were included in the Chapter 11 filings, though the shares of certain foreign subsidiaries and certain foreign assets will be included in the sale transactions. The Chapter 11 filings allow the sale of the assets of the domestic entities to be free and clear from certain liabilities that the prospective purchasers do not wish to assume.

         On January 14, 2003, the Parent notified the Pension Benefit Guaranty Corporation (PBGC) that a reportable event occurred in regards to the defined benefit pension plan due to the Chapter 11 filing. The Parent intends to terminate the plan as the potential buyers of the various businesses will not sponsor the existing plan. The plan was in an under-funded position of approximately $17 million, on a termination basis, as of December 31, 2002. Management expects the PBGC to take over as trustee of the plan and that the PBGC will make all future benefit payments to the covered employees after such time.

                          Unaudited Pro Forma Condensed
     Combining Financial Statements of Registrant and the Passive Component
                       Group of Insilco Technologies, Inc.
               as of December 31, 2002 and for the year then ended

         The following unaudited pro forma condensed combining financial statements give pro forma effect to the acquisition using the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combining financial statements. This presentation assumes a purchase price of approximately $35 million in cash and the assumption of certain liabilities.

         The purchase price has been allocated based on preliminary estimates of the fair market value of Passive Components assets and liabilities. See Note 1 to the Notes to Unaudited Pro Forma Condensed Combining Financial Statements. The pro forma adjustments are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed. The impact of these changes could be material.

Periods Covered

         The unaudited pro forma condensed combing balance sheet as of December 31, 2002 is based on the individual historical balance sheets of Bel Fuse Inc. and Passive Components and gives effect to the acquisition as if it had occurred on December 31, 2002. The unaudited pro forma condensed combining statement of operations for the year ended December 31, 2002 is based on the individual historical statements of operations of Bel Fuse Inc. and Passive Components and combines the results of operations of Bel Fuse Inc. and Passive Components for the year ended December 31, 2002, as if the merger had occurred on January 1, 2002.

         The unaudited pro forma condensed combining financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purpose of developing this pro forma information. Unaudited pro forma condensed combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition of Passive Components had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of future results of operations. The pro forma condensed combining financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Bel Fuse Inc. and Passive Components businesses. Costs related to restructuring and integration have not yet been determined.

                        BEL FUSE INC - PASSIVE COMPONENTS
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                             (AMOUNTS IN THOUSANDS)

                                                                                       Adjusted
                                                       Passive                         Passive
                                                      Components                      Components    Pro Forma
                                         Bel Fuse       Group         Adjustments        Group      Adjustments     Total
                                       ------------- -------------   -------------    -----------   -----------   -------------
Current Assets:

   Cash and cash equivalents            $  59,003      $ 10,849       $ (10,849)(1)    $     --        9,950   3d|  $ 33,953
                                                                                                     (35,000)  3d|

   Marketable securities                    4,966                                                                      4,966
   Accounts receivable - net               16,840        13,181                          13,181                       30,021
   Inventories                             12,384        12,326                          12,326                       24,710
   Prepaid expenses and other current
    assets                                    190         2,337                           2,337                        2,527
   Refundable income taxes                    682                                                                        682
   Deferred income taxes                      439            --              --              --           --             439
                                       ------------- -------------   -------------    -----------   -----------   -------------

       Total Current Assets                94,504        38,693         (10,849)         27,844      (25,050)         97,298
                                       ------------- -------------   -------------    -----------   -----------   -------------

Property, plant and equipment - net        37,605        11,384                          11,384                       48,989


Goodwill - net                              4,820                                                                      4,820
                                                                                                         919   3f|
                                                                                                         274   3a|     6,632
Identifiable intangible assets-net          2,805                                                      2,634   3b|

                                                                                                          50   3d|
Other assets                                7,159           262              --             262         (919)  3f|     6,552
                                       ------------- -------------   -------------    -----------   -----------   -------------

   TOTAL ASSETS                         $ 146,893      $ 50,339        $(10,849)        $39,490     $(22,092)      $ 164,291
                                       ============= =============   =============    ===========   ===========   =============

   See notes to unaudited pro forma condensed combining financial statements.

                        BEL FUSE INC - PASSIVE COMPONENTS
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2002
                             (AMOUNTS IN THOUSANDS)

                                                                                       Adjusted
                                                       Passive                         Passive
                                                      Components                      Components    Pro Forma
                                         Bel Fuse       Group         Adjustments        Group      Adjustments     Total
                                       ------------- -------------   -------------    -----------   -----------   -------------
Accounts payable                           5,100         2,522                            2,522                       7,622
Accrued expenses                           6,203         4,602                            4,602           274   3a   11,079
Current portion of LT Debt                              24,711          (24,711)(1)          --         2,000   3d    2,000
Prepetition liability                                    2,467           (2,467)(1)          --                          --
Income taxes payable                                       730             (730)(1)          --                          --
Dividends payable                            412            --               --              --                         412
                                       ------------- -------------   -------------    -----------   -----------   -------------
    Total Current Liabilities             11,715        35,032          (27,908)          7,124         2,274        21,113
                                       ------------- -------------   -------------    -----------   -----------   -------------

Long term debt, excluding current
 portion                                                   137             (137)(1)          --         8,000   3d    8,000
Deferred income taxes                      4,519            --               --              --            --         4,519
                                       ------------- -------------   -------------    -----------   -----------   -------------
      Total Liabilities                   16,234        35,169          (28,045)          7,124        10,274        33,632
                                       ------------- -------------   -------------    -----------   -----------   -------------
Commitments and Contingencies

Stockholders' Equity:
  Common stock                             1,094                                             --                       1,094
  Additional paid-in capital              13,982                                             --                      13,982
  Retained earnings                      115,633                                             --                     115,633
  Net investment and advances                           13,969           17,196          31,165       (31,165)  3b       --
  Cumulative other comprehensive
   income                                    (50)        1,201               --           1,201        (1,201)          (50)
                                       ------------- -------------   -------------    -----------   -----------   -------------
      Total Stockholders' Equity         130.659        15,170           17,196          32,366       (32,366)       130,659
                                       ------------- -------------   -------------    -----------   -----------   -------------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY           $ 145,893      $ 50,339        $ (10,849)       $ 39,490     $ (22,092)     $ 164,291
                                       ============= =============   =============    ===========   ===========   =============



   See notes to unaudited pro forma condensed combining financial statements.

                        BEL FUSE INC - PASSIVE COMPONENTS
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                             (AMOUNTS IN THOUSANDS)

                                                                                    Pro Forma
                                                  Passive                           Combined
                                                 Components       Pro Forma       Statement of
                                     Bel Fuse      Group         Adjustments       Operations
                                    ----------- -------------    -------------    --------------
Net sales                            $ 95,528     $  71,561                          $ 167,089
                                    ----------  -------------                     --------------

Costs and expenses:
    Cost of sales                      72,420        58,734                            131,154
    Selling, general and
     administrative                    22,270        20,029   a          765   3c       43,064
                                    ----------- -------------    -------------    --------------
                                       94,690        78,763              765           174,218
                                    ----------- -------------    -------------    --------------

Income (loss) from operations             838        (7,202)            (765)           (7,129)
                                    ----------- -------------    -------------    --------------
Other income (expense)
    Interest Expense                                 (1,522)  b         (357)  3d       (1,879)
    Allocated capital costs                          (3,270)  c                         (3,270)
    Interest income                                     210   d                            210
    Other income (expense), net           940          (619)  e         (420) 3e           (99)
                                     ----------- -------------    -------------    --------------
                                          940        (5,201)            (777)           (5,038)
                                    ----------- -------------    -------------    --------------

Earnings (loss) before provision
 for income taxes
                                        1,778       (12,403)          (1,542)          (12,167)

Provision (benefit) for income
taxes                                   1,199           730               --             1,929
                                    ----------- -------------    -------------    --------------
Net earnings (loss)                    $  579     $ (13,133)       $  (1,542)        $ (14,096)
                                    =========== =============    =============    ==============

Earnings (loss) per common share-
    basic                              $ 0.05                                        $   (1.29)
                                    ===========                                   ==============

Earnings (loss) per common share-
    diluted                            $ 0.05                                        $   (1.29)
                                    ===========                                   ==============

Weighted average number of
    common shares outstanding-
    basic                              10,907                                           10,907
                                    ===========                                   ==============

Weighted average number of
    common shares outstanding-
    diluted                            11,086                                           10,907
                                    ===========                                   ==============

a Includes $1,391 of allocated corporate expenses that are charged by an unconsolidated entity of Insilco. Management believes that this charge will not be required after the consumation of the acquisition.

b Represents interest expense on Long-term debt charged by an unconsolidated entity of Insilco. Management believes that this charge will not be required after the consumation of the acquisition.

c Represents interest expense on intercompany loans. Bel Fuse Inc. is not assuming the affiliated company liabilities and would not necessarily incur this interest cost.

d Represents interest income on cash balances. Bel Fuse Inc. is not acquiring any cash and would not receive the interest income.

e Includes the write-off of deferred financing charges in the amount of $1,373 relating to the prepayment of long-term debt. This would not be a recurring cost to Bel Fuse Inc.


   See notes to unaudited pro forma condensed combining financial statements.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)

1.       Adjustments to Passive Components Financial Statements

                 The proforma condensed balance sheet of Passive Components Group as at December 31, 2002 eliminates certain assets and liabilities that are excluded from the acquisition agreement. These comprise the following:


                  Cash                                       $ 10,849
                  Long-term debt                               24,711
                  Prepetition liabilities                       2,467
                  Income taxes payable                            730
                  Notes payable                                   137

2.       Allocation of Purchase Price

         The allocation of Passive Components purchase price among the tangible and intangible assets acquired and liabilities assumed is based on management's preliminary estimates of fair market value. These estimates of fair market value could change based on Bel Fuse Inc's finalization of an independent appraisal of the assets acquired.

         The following table sets forth the estimated purchase price:

                  Cash paid                                 $   35,000
                  Accrued transaction costs                      1,193
                                                            -----------

                  Total purchase price                      $   36,193
                                                            ===========

         The following table is a preliminary allocation of the purchase price:

         Assets
           Accounts receivable                              $   13,181
           Inventories                                          12,326
           Prepaid expenses and other                            2,337
           Property, plant and equipment                        11,384
           Goodwill                                                --
           Identifiable intangible assets (other than
            goodwill)                                            3,827
           Other non current assets                                262

         Liabilities
           Accounts payable and other accrued
            liabilties                                          (7,124)
                                                           -------------

            Total purchase price                            $   36,193
                                                           =============

         In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to an impairment test at least annually. Other intangible assets will continue to be amortized over their useful lives. Identifiable intangibles in connection with this acquisition include patents and product information.

3.       Pro Forma Adjustments

         (a)  Estimated unpaid transaction costs.

         (b) Elimination of outstanding equity balances of Passive Components as of December 31, 2002.

         (c) Amortization expense of identifiable intangible assets based on a five-year amortization period.

         (d) Bel Fuse Inc. intends to finance $10 million under a term loan agreement with The Bank of New York. Principal and interest are payable in arrears quarterly over five years with interest of Libor plus 1.25% (3.75% at December 31, 2002). Under the terms of the agreement, Bel Fuse Inc. will pay a $50 fee and provide an unconditional joint and several guarantee, as defined, by all direct and indirect domestic subsidiaries secured by a first priority security interest in and lien on 65% of all of the issued and outstanding shares of the capital stock of each direct Material Foreign Subsidiary, as defined in the loan agreement, of such subsidiaries and all other personal property of such subsidiaries.

         (e) Estimated reduction of interest income related to the cash portion of the purchase price of $35,000.

         (f) Reflects reclassification of transaction costs incurred by Bel Fuse Inc. as of December 31, 2002 to identifiable intangible assets from other assets.

         (g) No tax benefit has been provided on the proforma adjustments because the tax jurisdictions that the adjustments apply to preclude such a tax benefit.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      BEL FUSE INC.


                                                      By:  /s/ Daniel Bernstein
                                                           ---------------------
                                                           Daniel Bernstein
                                                           President


Dated:  March 26, 2003